                                                                    Exhibit 99.1

                                BNS HOLDING, INC.
                          61 EAST MAIN STREET, SUITE B,
                           LOS GATOS, CALIFORNIA 95031

                              FOR IMMEDIATE RELEASE

          BNS HOLDING INC. ANNOUNCES DEREGISTRATION OF ITS COMMON STOCK
                  AND PREFERRED STOCK PURCHASE RIGHTS WITH THE
                       SECURITIES AND EXCHANGE COMMISSION

      LOS GATOS,  California  August 27, 2007 -- BNS Holding Inc.  (Pink Sheets:
BNSSA.PK)  today  announced  that it has filed a Form 15 with the Securities and
Exchange  Commission  on August  23,  2007 to  deregister  its shares of Class A
Common  Stock (the  "Common  Stock") and  Preferred  Stock  Purchase  Rights and
suspend its reporting obligations under the Securities Exchange Act of 1934. The
Company expects the  deregistration  to become effective within ninety (90) days of the filing with the SEC.

      As a result of the filing of the Form 15, the Company's obligation to file with the SEC certain reports and forms,  including Forms 10-KSB, 10-QSB and 8-K, will  immediately  cease.  As of August 27, 2007, the Company's  Common Stock is
quoted on the Pink Sheets.

      The Company's Board of Directors determined,  after careful consideration,
that   deregistering   is  in  the  overall  best  interests  of  the  Company's
stockholders.  Several  factors  were  considered  by the Board of  Directors in making this decision, including the following:

o     The elimination of costs associated with the preparation and filing of the
      Company's periodic reports and other filings with the SEC;

o     The  elimination of increases in legal,  audit and other costs  associated with being a public company in light of new  regulations  promulgated as a result of the Sarbanes-Oxley Act of 2002 and the SEC rules thereunder;

o     The  inability  of the Company to realize  many of the  benefits  normally presumed  to result  from  being a public  reporting  company  such as (i)
      acquiring other  businesses using stock as  consideration,  (ii) accessing the capital  markets and (iii) using the Common  Stock to attract,  retain and motivate employees; and

o     The minimal liquidity for the Company's Common Stock.

      This press release contains forward-looking  statements, as defined in the
Private  Securities   Litigation  Reform  Act  of  1995.  Such   forward-looking
statements involve a number of assumptions,  risks, and uncertainties that could cause the actual results of the Company to differ  materially from those matters expressed in or implied by such forward-looking  statements.  They involve known and unknown risks,  uncertainties,  and other  factors,  which are in some cases beyond the control of the Company.  Additional  information regarding these risk factors and  uncertainties is described more fully in the Company's SEC filings.
A copy  of  all  filings  may  be  obtained  from  the  SEC's  EDGAR  web  site,
www.sec.gov,  or by  contacting:  Kenneth  Kermes,  President  and CEO, or Terry
Gibson, CFO, telephone (401) 848-6300. Further information regarding the Company can be found at the Company's web site, www.collinsind.com.

                                       END